Structured Asset Securities Corporation  Mortgage
Pass-Through Certificates, Series 2003-12XS
Schedule of Year-To-Date Principal and Interest
Distributions to Certificateholders for 2003
Class       Interest            Principal PaidRealized    Ending Balance
            Distribution                      Losses
A1          646,240.34          92,368,000.00 0.00        0.00
A2          3,134,893.23        5,463,073.76  0.00        110,805,926.24
A3          390,751.75          0.00          0.00        10,393,000.00
A4          1,126,352.25        0.00          0.00        26,291,000.00
A5          926,842.96          0.00          0.00        27,258,000.00
AIO         3,127,815.42        0.00          0.00        46,619,773.00
M1          433,681.51          0.00          0.00        10,490,000.00
M2          205,983.07          0.00          0.00        4,808,000.00
M3          170,479.83          0.00          0.00        3,496,000.00
P           266,364.69          0.00          0.00        100.00
R           0.00                0.00          0.00        0.00
X           3,954,551.30        487.46        0.00        0.00